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                                                                 Exhibit 14(a)

                               AUDITORS' CONSENT

The Board of Trustees of
  INTRUST FUNDS Trust:

We consent to the use of our report included herein dated December 6, 1996 for the INTRUST FUNDS Trust Money Market Fund as of December 6, 1996, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.


                                     KPMG Peat Marwick LLP

Columbus, Ohio
February 21, 1997